Exhibit 99.1 - Joint Filer Information

Name:
 St. Paul Fire and Marine Insurance Company*

Address:
 385 Washington Street
 St. Paul, MN 55102

Designated Filer:
 The Travelers Companies, Inc.*

Issuer & Trading Symbol:
 XTENT, Inc. (XTNT)

Date of Event Requiring Statement:
 5/9/07

Signature:
 By:	/s/ Bruce A. Backberg
 Its:	Senior Vice President


*No longer subject to Section 16